Exhibit 10.1

EQUIPMENT PURCHASE AGREEMENT AND BILL OF SALE

This Agreement made this 1st day of December, 2009 by and between Mexus Gold U.S. and Mexus Gold International, Inc. Whereas Mexus gold International, Inc. owns certain equipment and wishes to sell the equipment to Mexus Gold U.S. and Mexus Gold U.S. wishes to buy the equipment for the consideration and on the terms and conditions set forth in this agreement.

In consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mexus Gold U.S. and Mexus Gold International, Inc. agree as follows:

1.	Mexus Gold U.S. agrees to purchase from Mexus Gold International, Inc. and Mexus Gold International, Inc. agrees to sell to Mexus Gold U.S. the mining equipment described as follows:

Equipment	Serial Number	Price	Shares

Komatsu Dozer Drill	2NKCLL9X7FM327785	$40,000	4,000,000
Cone	CONEP282S11709	$220,000	22,000,000
Jaw Crusher	JAW P12X361209	$80,000	8,000,000
Serge Tank	PSTF96144	$30,000	3,000,000
Hydraulic Drum	HYDS12YD	$30,000	3,000,000

			40,000,000

2.
The purchase price payable by Mexus Gold U.S. for the mining equipment shall be as set forth in paragraph No. 1 above and shall be paid with 40,000,000 restricted shares of common stock of Mexus Gold U.S.

3.
Mexus Gold International, Inc. grants, bargains, sells, assigns, transfers, conveys, and sets over to Mexus Gold U.S. the equipment described in Paragraph No. 1 above, without warranties whatsoever and Mexus Gold U.S. accepts the equipment in an “as is, where is” condition.

4.
This Agreement constitutes the entire agreement between Mexus Gold U.S. and Mexus Gold International, Inc. and except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations and warranties of the respective parties.  There are no oral representations or warranties of any kind or nature between Mexus Gold U.S. and Mexus Gold International, Inc.

5.
This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and shall enure to the benefit of and be binding on the parties hereto and their respective successors and assigns.

In Witness whereof the parties hereto have executed this Agreement as of the date first above mentioned.

Mexus Gold U.S. /s/ Paul D. Thompson ____________________________________ Paul D. Thompson President	Mexus Gold International, Inc. /s/ Paul D. Thompson ______________________________________ Paul D. Thompson President